      As filed with the Securities and Exchange Commission on June 28, 2001

                                                 REGISTRATION STATEMENT NO. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                       ----------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                       ----------------------------------



                    THE SOURCE INFORMATION MANAGEMENT COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          MISSOURI                                       43-1710906
(STATE OR OTHER JURISDICTION OF             (I.R.S. EMPLOYER IDENTIFICATION NO.)
INCORPORATION OR ORGANIZATION)

    TWO CITY PLACE DRIVE
         SUITE 380
    ST. LOUIS, MISSOURI                                    63141
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                 (ZIP CODE)


                       ----------------------------------
                    THE SOURCE INFORMATION MANAGEMENT COMPANY
                                1998 OMNIBUS PLAN
                              (FULL TITLE OF PLAN)

                       ----------------------------------

                                W. BRIAN RODGERS
                      SECRETARY AND CHIEF FINANCIAL OFFICER
                    THE SOURCE INFORMATION MANAGEMENT COMPANY
                         TWO CITY PLACE DRIVE, SUITE 380
                            ST. LOUIS, MISSOURI 63141
                                 (314) 995-9040
 (NAME, ADDRESS AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                       ----------------------------------

                                 With a copy to:
                            JOHN L GILLIS, JR., ESQ.
                             ARMSTRONG TEASDALE LLP
                       ONE METROPOLITAN SQUARE, SUITE 2600
                         ST. LOUIS, MISSOURI 63102-2740
                                 (314) 621-5070

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                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

===============================================================================================================================
Title of Securities To Be       Amount To Be     Proposed Maximum Offering        Proposed Maximum             Amount of
       Registered              Registered (1)        Price Per Share(2)       Aggregate Offering Price     Registration Fee (2)
-------------------------------------------------------------------------------------------------------------------------------
      Common Stock,              1,850,000                 5.265                     9,740,250                   2,922
par value $0.01 per share
===============================================================================================================================

(1) This Registration Statement also relates to such indeterminate number of additional shares of The Source Information Management Company Common Stock as may be required pursuant to the 1998 Omnibus Plan in the event of a stock dividend, reverse stock split, split-up, recapitalization, forfeiture of stock under the plan or other similar event.

(2) This estimate is made pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purposes of determining the registration fee and is based upon the average bid and asked prices of the Common Stock as reported on the Nasdaq National Market on June 22, 2001.

================================================================================

                                     PART I

         Information required by Part I of Form S-8 to be contained in a prospectus to be used in connection with an offering to employees (as that term is defined in General Instruction A.1.(a) of form S-8) is omitted from this Registration Statement in accordance the Introductory Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The Source Information Management Company (the "Company") hereby incorporates by reference in this Registration Statement the following documents:

         (a) The Company's Annual Report on Form 10-K for the year ended January 31, 2001, as filed with the Securities and Exchange Commission on May 1, 2001 (File No. 001-13437);

         (b) All other reports filed by the Company with the Securities and Exchange Commission under Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended since the end of the fiscal year covered by the document referred to in (a) above; and,

         (c) The description of the company's common stock contained in the Company's Registration Statement on Form 8-A, filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregistered all securities remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         The class of securities to be offered is registered under Section 12 of the Securities Exchange Act of 1934, as amended, and the description thereof is incorporated by reference pursuant to Item 3 of this Registration Statement.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Inapplicable

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 351.355 the Missouri General and Business Corporation Law sets forth provisions pursuant to which directors, officers, employees and agents of the Company may be indemnified against any liability which they may incur in their capacity as such.

         Article 8 of the Company's By-laws provides for indemnification of directors, officers and employees of the Company.

         The Company has entered into an indemnification agreement with its directors and certain of its executive officers. The form of indemnity agreement provides that such persons will be indemnified to the full extent permitted by applicable law against all expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement of any threatened, pending or completed action, suit or proceeding, on account of such person's services as a director or executive officer of the Company or any other company or enterprise in which he is serving at the request of the Company, or as a guarantor of any debt of the Company. To the extent the indemnification provided under the agreement exceeds that permitted by applicable law, indemnification may be unenforceable or may be limited to the extent it is found by a court of competent jurisdiction to be contrary to public policy.

         In addition, the Company maintains directors' and officers' liability insurance for the benefit of its directors and officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Inapplicable

ITEM 8.  EXHIBITS.

EXHIBIT NO.                  DESCRIPTION
-----------                  -----------
    5.1          Opinion of Douglas J. Bates, Esq.

   23.1          Consent of BDO Seidman, LLP

   23.2          Consent of Douglas J. Bates, Esq. (included in Exhibit 5.1)

   24.1          Power of Attorney (contained on signature page hereof)

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or event arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that paragraphs
(a)(1)(i) and (a)(1)(ii) of this section do not apply if this registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in this registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of Securities, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis and State of Missouri on the 28th day of June, 2001.

                                   The Source Information Management Company

                                   By:  /s/ S. Leslie Flegel
                                      ------------------------------------------
                                   Name:  S. Leslie Flegel
                                   Title:  Chairman of the Board
                                   and Chief Executive Officer

         Each person whose signature appears below constitutes and appoints S. Leslie Flegel and W. Brian Rodgers his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and re-substitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to sign a Registration Statement pursuant to
Section 462(b) of the Securities Act, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of Securities, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

      SIGNATURES                            TITLE                       DATE
      ----------                            -----                       ----

/s/ S. Leslie Flegel           Chairman of the Board, Chief        June 28, 2001
---------------------------    Executive Officer and Director
    S. Leslie Flegel           (principal executive officer)


/s/ W. Brian Rodgers           Secretary and Chief Financial       June 28, 2001
---------------------------    Officer (principal financial and
    W. Brian Rodgers           accounting officer)

      SIGNATURES                            TITLE                       DATE
      ----------                            -----                       ----

/s/ James R. Gillis            President, Chief Operating          June 28, 2001
---------------------------    Officer and Director
       James R. Gillis


/s/ Robert O. Aders            Director                            June 28, 2001
---------------------------
       Robert O. Aders

/s/ Joseph J. Bianco           Director                            June 28, 2001
---------------------------
      Joseph J. Bianco

/s/ Harry L. Franc, III        Director                            June 28, 2001
---------------------------
     Harry L. Franc, III


/s/ Aron Katzman               Director                            June 28, 2001
---------------------------
        Aron Katzman

/s/ Randall S. Minix           Director                            June 28, 2001
---------------------------
      Randall S. Minix

/s/ Kenneth F. Teasdale        Director                            June 28, 2001
---------------------------
     Kenneth F. Teasdale

                                  EXHIBIT INDEX

         These Exhibits are numbered in accordance with the Exhibit Table of
Item 601 of Regulation S-K.

EXHIBIT NO.         DESCRIPTION
-----------         -----------

   5.1        Opinion of Douglas J. Bates, Esq.

  23.1        Consent of BDO Seidman, LLP

  23.2        Consent of Douglas J. Bates, Esq. (included in Exhibit 5.1)

  24.1        Power of Attorney (contained on signature page hereof)